UNITED  STATES  SECURITIES  AND  EXCHANGE  COMMISSION

Washington,  D.C.   20549

FORM  8-K

CURRENT  REPORT

Pursuant  to  Section  13  or  15(d)  of

the  Securities  Exchange  Act  of  1934

Date of Report (Date of earliest event reported):  March 6, 2008

Commission File Number: 1-6453
National Semiconductor Corporation (Exact name of registrant as specified in its charter)
DELAWARE (State of Incorporation)	95-2095071 (I.R.S. Employer Identification Number)
2900 SEMICONDUCTOR DRIVE, P.O. BOX 58090 SANTA CLARA, CALIFORNIA 95052-8090 (Address of principal executive offices)
Registrant’s telephone number, including area code: (408) 721-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

NATIONAL SEMICONDUCTOR CORPORATION

INDEX

		Page
Section 2 – Financial Information

Item 2.02	Results of Operations and Financial Condition	3

Section 8 – Other Events

Item 8.01	Other Events	3

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits	3

Signature		4

Exhibits:
99.1	News release dated March 6, 2008 (Earnings)

2

NATIONAL SEMICONDUCTOR CORPORATION

Item 2.02	RESULTS OF OPERATION AND FINANCIAL CONDITION

On March 6, 2008, National Semiconductor Corporation issued a news release announcing earnings for the quarter ended February 24, 2008. The earnings news release, which has been attached as Exhibit 99.1, contains unaudited Condensed Consolidated Statements of Income, Balance Sheets, and Statements of Cash Flows that are presented in accordance with United States generally accepted accounting principles, or GAAP. The information in Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

Item 8.01	OTHER EVENTS

The Company also announced in its earning press release that on March 6, 2008, its Board of Directors had declared a cash dividend of $0.06 per outstanding share of common stock. The dividend will be paid on April 7, 2008 to shareholders of record at the close of business on March 17, 2008.

Item 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

Exhibit No.	Description of Exhibit

99.1	News release dated March 6, 2008 issued by National Semiconductor Corporation* (Earnings)

* This exhibit is intended to be furnished and shall not be deemed “filed” for purposes of the Securities Exchange Act of 1934, as amended.

3

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 6, 2008	/s/ Jamie E. Samath

Jamie E. Samath Corporate Controller Signing on behalf of the registrant and as principal accounting officer

4

Media Contact:	Financial:
LuAnn Jenkins	Long Ly
National Semiconductor	National Semiconductor
(408) 721-2440	(408) 721-5007
luann.jenkins@nsc.com	invest.group@nsc.com

National Semiconductor Reports Results for Third Quarter Fiscal 2008

•	Q3 sales were $453.4 million, down 9.1% from Q2 of fiscal 2008 and up 5.2% from Q3 of fiscal 2007
•	Gross margin percentage of 64.3%, down slightly from 64.4% in Q2 but up from the 59.8% posted in last year’s Q3
•	EPS of 28 cents, down from 33 cents in Q2 but up from 22 cents in Q3 of fiscal 2007
•	Sales outlook for Q4 of fiscal 2008 expected to range from $440 million to $460 million

SANTA CLARA, Calif. – March 6, 2008 -- National Semiconductor Corporation (NYSE:NSM) today reported sales of $453.4 million and net income of $71.2 million, or 28 cents per share, for the third quarter of fiscal 2008 which ended February 24, 2008.  National’s third quarter of fiscal 2008 results included $19.6 million of pre-tax severance and restructuring expenses related to a previously announced factory modernization effort. Third quarter results also included approximately $11 million of discrete tax benefits that were recognized in the quarter.

National’s third quarter fiscal 2008 sales decreased 9.1 percent sequentially from the second quarter of fiscal 2008, when the company reported $499.0 million in sales and earnings of 33 cents per share.

“Our business was impacted by lower-than-expected shipments into the wireless handset and personal mobile device markets; however, our margins held up well,” said Brian L. Halla, National’s chairman and CEO.

Gross margin of 64.3 percent in National’s third quarter of fiscal 2008 was down slightly from the 64.4 percent gross margin percentage achieved in the second quarter of fiscal 2008. Notwithstanding the sequential decline in revenues, third quarter gross margin benefited from higher-value product mix as well as manufacturing efficiencies.

Compared to last year, third quarter fiscal 2008 sales were up from the $431.0 million reported in the third quarter of fiscal 2007, and earnings per share were above the 22 cents recorded a year ago. Gross margin in the third quarter of fiscal 2008 was also higher than the 59.8 percent reported in the third quarter of fiscal 2007 due to improvements in both product mix and manufacturing.

Bookings for Q3, Fiscal 2008

National’s bookings in the third quarter of fiscal 2008 declined sequentially by approximately 14 percent, driven primarily by lower orders for wireless handsets and other personal mobile devices. Regionally, the third quarter bookings decrease was most prominent in Asia Pacific and Europe.

Other Notable Items in Q3, Fiscal 2008 Results

Included in third quarter fiscal 2008 results was $22.4 million in pre-tax stock compensation expense under FASB Statement 123(R). One year ago, the third quarter of fiscal 2007 included $29.5 million of pre-tax stock compensation expense. Third quarter fiscal 2008 net results also included approximately $11 million of discrete tax benefits.

Outlook for Q4, Fiscal 2008

National anticipates that sales in the fourth quarter of fiscal 2008 will range from $440 million to $460 million.

Stock Repurchase Program

During the third quarter of fiscal 2008, the company repurchased approximately $120 million of stock under its stock buyback program. As of the end of the third quarter of fiscal 2008, National had approximately $480 million of authorization still available under approved programs for future stock repurchases. National Semiconductor’s fully diluted weighted average share count for the third quarter of fiscal of 2008 was 255.5 million shares, down from 271.5 million shares in the second quarter of fiscal 2008.

Company Declares Dividend

The company announced that the Board of Directors today has declared a cash dividend of $0.06 per outstanding share of common stock.  This dividend will be paid on April 7, 2008 to shareholders of record at the close of business on March 17, 2008.

Special Note

This release contains forward-looking statements dependent on a number of risks and uncertainties pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Except for historical information contained herein, the matters set forth in this press release, including management’s expectations regarding future performance, are forward-looking statements that involve certain risks and uncertainties that could cause actual results to differ materially from those forward-looking statements. Potential risks and uncertainties include, but are not restricted to, such factors as new orders received and shipped during the quarter, the degree of factory utilization, the sale of inventories at existing prices, and the ramp up and sale of new analog products.  Other risk factors are included in the Company's Annual Report on Form 10-K for the fiscal year ended May 27, 2007 under the captions “Outlook”, “Risk Factors” and “Management's Discussion and Analysis of Financial Conditions and Results of Operations” contained therein and the 10-Q for the quarter ended November 25, 2007.

About National Semiconductor

National Semiconductor, the industry's premier analog company, creates high-value analog devices and subsystems. National's leading-edge products include power management circuits, display drivers, audio and operational amplifiers, interface products and data conversion solutions. National's key analog markets include wireless handsets, displays, communications infrastructure, medical, automotive, industrial, and test and measurement applications. Headquartered in Santa Clara, Calif., National reported sales of $1.93 billion for fiscal 2007, which ended May 27, 2007. Additional company and product information is available at www.national.com.

NATIONAL SEMICONDUCTOR CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
(In millions, except per share amounts)
	Three Months Ended		Nine Months Ended
	Feb. 24,	Feb. 25,	Feb. 24,	Feb. 25,
	2008	2007	2008	2007
Net sales	$453.4	$431.0	$1,423.9	$1,474.0
Cost of sales	161.7	173.3	514.1	586.6
Gross margin	291.7	257.7	909.8	887.4

Research and development	87.1	89.7	272.8	268.0
Selling, general and administrative	77.4	76.4	235.7	235.9
Severance and restructuring expenses	19.6	-	18.1	4.0
Gain on sale of manufacturing plant assets	-	-	(3.1)	-
Litigation settlement	-	-	3.3	-
In-process research and development charge	-	6.1	-	6.1
Other operating (income) expense, net	0.4	(0.2)	(0.2)	(2.2)

Operating expenses	184.5	172.0	526.6	511.8

Operating income	107.2	85.7	383.2	375.6
Interest income	7.7	9.4	29.0	30.3
Interest expense	(22.6)	(0.4)	(65.9)	(1.3)
Other non-operating income (expense), net	(5.4)	0.1	(7.3)	1.1

Income before taxes	86.9	94.8	339.0	405.7
Income tax expense	15.7	21.1	91.6	120.5

Net income	$71.2	$73.7	$247.4	$285.2

Earnings per share:
Basic	$0.29	$0.23	$0.96	$0.89
Diluted	$0.28	$0.22	$0.92	$0.85

Selected income statement ratios as a percentage of sales:

Gross margin	64.3%	59.8%	63.9%	60.2%
Research and development	19.2%	20.8%	19.2%	18.2%
Selling, general and administrative	17.1%	17.7%	16.6%	16.0%
Net income	15.7%	17.1%	17.4%	19.3%

Effective tax rate	18.1%	22.3%	27.0%	29.7%

NATIONAL SEMICONDUCTOR CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)

(In millions)

	Feb. 24, 2008	May 27, 2007
ASSETS
Current assets:
Cash and cash equivalents	$871.0	$828.6
Receivables	153.5	150.6
Inventories	146.4	176.0
Deferred tax assets	100.9	73.2
Other current assets	25.5	62.1

Total current assets	1,297.3	1,290.5

Net property, plant and equipment	564.8	583.5
Goodwill	60.5	63.6
Deferred tax assets	233.6	194.4
Other assets	91.7	69.9

Total assets	$2,247.9	$2,201.9

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$62.5	$-
Accounts payable	71.0	59.9
Accrued expenses	161.2	122.7
Income taxes payable	26.8	117.4

Total current liabilities	321.5	300.0

Long-term debt	1,428.8	20.6
Long-term income taxes payable	143.8	-
Other non-current liabilities	96.2	132.5

Total liabilities	1,990.3	453.1

Commitments and contingencies

Shareholders’ equity:
Common stock of $0.50 par value	121.3	155.1
Retained earnings	228.6	1,685.7
Accumulated other comprehensive loss	(92.3)	(92.0)

Total shareholders’ equity	257.6	1,748.8

Total liabilities and shareholders’ equity	$2,247.9	$2,201.9

NATIONAL SEMICONDUCTOR CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

(In millions)

	Nine Months Ended
	Feb. 24, 2008	Feb. 25, 2007
Cash flows from operating activities:
Net income	$247.4	$285.2
Adjustments to reconcile net income with net cash
provided by operating activities:
Depreciation and amortization	99.7	110.5
Share-based compensation expense	70.0	86.6
Excess tax benefit from share-based payment arrangements	(13.8)	(7.0)
Tax benefit associated with stock options	23.5	18.4
Loss (gain) on investments	7.1	(1.1)
Loss on disposal of equipment	2.9	0.9
Non-cash restructuring expenses	4.5	-
Gain on sale of manufacturing plant assets	(3.1)	-
In-process research and development charge	-	6.1
Other, net	2.3	0.8
Changes in certain assets and liabilities, net:
Receivables	(3.0)	41.8
Inventories	29.8	20.2
Other current assets	21.5	(6.8)
Accounts payable and accrued expenses	35.8	(122.4)
Income taxes	21.9	(17.4)
Other non-current liabilities	(28.4)	15.4
Net cash provided by operating activities	518.1	431.2
Cash flows from investing activities:
Purchase of property, plant and equipment	(79.3)	(88.3)
Business acquisition, net of cash acquired	-	(8.2)
Proceeds from sale of property, plant, and equipment	16.5	0.6
Sale and maturity of available-for-sale securities	-	110.8
Proceeds from sale of investments	0.2	-
Funding of benefit plan	(5.5)	(7.9)
Other, net	(1.9)	1.9
Net cash (used in) provided by investing activities	(70.0)	8.9
Cash flows from financing activities:
Proceeds from unsecured senior notes, net of issuance costs	992.9	-
Proceeds from bank borrowings, net of issuance costs	1,996.5	-
Repayment of bank borrowing	(1,531.2)	-
Payment on software license obligations	(8.7)	(8.7)
Excess tax benefit from share-based payment arrangements	13.8	7.0
Minimum tax withholding paid on behalf of employees for net share settlements	(14.2)	(1.1)
Issuance of common stock	81.2	44.5
Purchase and retirement of treasury stock	(1,899.8)	(603.8)
Cash dividends declared and paid	(36.2)	(32.5)
Net cash used in financing activities	(405.7)	(594.6)
Net change in cash and cash equivalents	42.4	(154.5)
Cash and cash equivalents at beginning of period	828.6	932.2
Cash and cash equivalents at end of period	$871.0	$777.7

PART I. FINANCIAL INFORMATION

EARNINGS PER SHARE (Unaudited)

(In millions, except per share amounts)

	Three Months Ended		Nine Months Ended
	Feb. 24, 2008	Feb. 25, 2007	Feb. 24, 2008	Feb. 25, 2007

Earnings per share:
Basic	$0.29	$0.23	$0.96	$0.89
Diluted	$0.28	$0.22	$0.92	$0.85

Net income used in basic and diluted
earnings per share calculation	$71.2	$73.7	$247.4	$285.2

Weighted-average shares:
Basic	245.4	315.7	258.2	322.0
Diluted	255.5	330.1	270.3	336.4

OTHER FINANCIAL STATEMENT DETAIL

(In millions)

	Three Months Ended		Nine Months Ended
Other operating (income ) expense, net	Feb. 24, 2008	Feb. 25, 2007	Feb. 24, 2008	Feb. 25, 2007

Net intellectual property income	$(0.1)	$(0.2)	$ (0.2)	$(1.2)
Other	0.5	-	-	(1.0)
Total other operating (income) expense, net	$0.4	$(0.2)	$ (0.2)	$(2.2)

Other non-operating income (expense), net

Gain (loss) on investments	$(5.4)	$0.1	$ (7.1)	$1.1
Charitable contribution	-	-	(0.2)	-
Total other non-operating income (expense), net	$(5.4)	$0.1	$ (7.3)	$1.1

The loss on investments of $5.4 million in the third quarter of fiscal 2008 represents a decline in the market value of the investment assets held in a trust for the employee deferred compensation plan. The decline in the market value of the investment assets in this same trust for the first nine months of fiscal 2008 was $7.3 million, which was partially offset by a $0.2 million gain from other investments not associated with the deferred compensation plan.